Exhibit (p)(12)
ALLIANZ FUNDS MULTI-STRATEGY TRUST
ALLIANZGI MANAGED ACCOUNTS TRUST
PREMIER MULTI-SERIES VIT
POWER OF ATTORNEY
     We, the undersigned Trustees and officers of Allianz Funds Multi-Strategy Trust (“MST”), AllianzGI Managed Accounts Trust (“AGIMAT”) and Premier Multi-Series VIT (“Premier VIT,” and together with MST and AGIMAT, each a “Trust”) hereby severally constitute and appoint each of Julian F. Sluyters, Lawrence G. Altadonna and Thomas J. Fuccillo, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Deborah A. DeCotis Deborah A. DeCotis	Trustee	March 10, 2014

/s/ Bradford K. Gallagher Bradford K. Gallagher	Trustee	March 10, 2014

/s/ James A. Jacobson James A. Jacobson	Trustee	March 10, 2014

/s/ Hans W. Kertess Hans W. Kertess	Trustee	March 10, 2014

/s/ John C. Maney John C. Maney	Trustee	March 10, 2014

/s/ William B. Ogden, IV William B. Ogden, IV	Trustee	March 10, 2014

/s/ Alan Rappaport Alan Rappaport	Trustee	March 10, 2014

/s/ Lawrence G. Altadonna Lawrence G. Altadonna	Treasurer and Principal Financial and Accounting Officer	March 10, 2014

/s/ Julian F. Sluyters Julian F. Sluyters	President	March 10, 2014